UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 15, 2019

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	3-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, Russell Nickel notified Funko, Inc. (the “Company”) of his resignation as Chief Financial Officer (“CFO”) of the Company, effective as of the earlier of December 31, 2019 (the “Separation Date”) and the date on which his successor commences employment with the Company (the ”Transition Date”). Mr. Nickel’s employment with the Company will end on the Separation Date.

In connection with Mr. Nickel’s resignation, the Company has entered into a transition and release of claims agreement with Mr. Nickel (the “Transition Agreement”). Under the Transition Agreement, if Mr. Nickel’s successor commences employment with the Company prior to the Separation Date, Mr. Nickel has agreed to remain employed as a Special Advisor to the Company during the period beginning on the Transition Date and ending on the Separation Date. The terms of Mr. Nickel’s existing Employment Agreement with the Company, dated as of October 20, 2017 (the “Employment Agreement”), will continue to control until the Separation Date, subject to the terms of the Transition Agreement.

In addition to any benefits Mr. Nickel is entitled to pursuant to Section 7.05(a) of his Employment Agreement, Mr. Nickel will be entitled to receive, subject to Mr. Nickel’s execution and non-revocation of a waiver and release of claims agreement and his continued compliance with certain restrictive covenants set forth in the Employment Agreement: (i) continued base salary for 12 months following the Separation Date (the “Transition Period”), which equals an aggregate amount of $400,000, less applicable withholdings, and reimbursement during the Transition Period of the Company-paid portion of premium payments, as if Mr. Nickel had remained an active employee, for any COBRA coverage that he timely elects, which shall be payable monthly; (ii) a prorated 2019 annual bonus based on actual individual and Company performance goals as determined by the Company’s Board of Directors; and (iii) accelerated vesting of certain outstanding equity awards held by Mr. Nickel, as further described in the Transition Agreement, each of which shall become vested on the Separation Date.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Transition and Release of Claims Agreement, dated April 15, 2019, between the Company and Russell Nickel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2019	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Sr. Vice President, General Counsel and Secretary